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Exhibit  23  (h)(2)(b)

                                AMENDED EXHIBIT A
                Transfer and Dividend Disbursing Agent Agreement
                            REVISED SCHEDULE OF FEES
                           (Effective October 1, 2002)

                              GARTMORE MUTUAL FUNDS


FEES
The Trust shall pay fees to the Agent and Gartmore SA Capital Trust (formerly Villanova SA Capital Trust) (the "Administrator"), as set forth in the schedule directly below, for the provision of transfer and dividend disbursement agency services covered by this Agreement and for fund administration and fund accounting services. (Fund administration and fund accounting services are provided to the Trust by the Administrator and are described in the Fund Administration Agreement between the Trust and the Administrator. Reference is also made to Exhibit A of the Fund Administration Agreement, effective October 1, 2002.) Fees will be computed daily and payable monthly at an annual rate based on the aggregate amount of the Trust's average daily net assets. The Trust will also be responsible for out-of-pocket expenses reasonably incurred by the Agent and the Administrator in providing services to the Trust. All fees and expenses shall be paid by the Trust to the Administrator on behalf of the Administrator and the Agent.


                                              Aggregate*  Fee  as  a
            Trust  Asset  Level#            Percentage  of  Net  Assets
            Up  to  $1  billion                       0.25%
            $1  billion  up  to  $3  billion          0.18%
            $3  billion  up  to  $4  billion          0.14%
            $4  billion  up  to  $5  billion          0.07%
            $5  billion  up  to  $10  billion         0.04%
            $10  billion  up  to  $12  billion        0.02%
            $12  billion  or  more                    0.01%

     *    Includes  fund  administration  and  transfer  agency  services.
     # The assets of each of the Investor Destinations Funds (listed below) are excluded from the Trust asset level amount in order to calculate this asset based fee. The Investor Destinations Funds do not pay any part of this fee.

FUNDS  OF  THE  TRUST
Gartmore  Total  Return  Fund
     (formerly  Nationwide  Fund)
Gartmore  Growth  Fund
     (formerly  Nationwide  Growth  Fund)
Gartmore  Millennium  Growth  Fund
     (formerly  Nationwide  Mid  Cap  Growth  Fund)
Gartmore  Bond  Fund
     (formerly  Nationwide  Bond  Fund)
Gartmore  Tax-Free  Income  Fund
     (formerly  Nationwide  Tax-Free  Income  Fund)

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Gartmore  Government  Bond  Fund
     (formerly Nationwide Intermediate U.S. Government Bond Fund and Nationwide U.S. Government Bond Fund)
Gartmore  Money  Market  Fund
     (formerly  Nationwide  Money  Market  Fund)
Gartmore  Value  Opportunities  Fund
     (formerly  Nationwide  Value  Opportunities  Fund)
Gartmore  High  Yield  Bond  Fund
     (formerly  Nationwide  High  Yield  Bond  Fund)
Gartmore  U.S.  Growth  Leaders  Fund
     (formerly  Nationwide  Focus  Fund  and
     Gartmore  Growth  20  Fund)
Gartmore  Morley  Capital  Accumulation  Fund
     (formerly  Morley  Capital  Accumulation  Fund  and
     Nationwide  Morley  Capital  Accumulation  Fund)
Gartmore  Morley  Enhanced  Income  Fund
     (formerly  Morley  Enhanced  Income  Fund  and
     Nationwide  Morley  Enhanced  Income  Fund)
Nationwide  Growth  Focus  Fund
Gartmore  Global  Technology  and  Communications  Fund
     (formerly Nationwide Global Technology and Communications Fund) Gartmore Global Health Sciences Fund
     (formerly  Nationwide  Global  Life  Sciences  Fund)
NorthPointe  Small  Cap  Value  Fund
Gartmore  International  Growth  Fund
Gartmore  European  Leaders  Fund
Gartmore  Worldwide  Leaders  Fund
     (formerly  Gartmore  Global  Leaders  Fund)
Gartmore  Emerging  Markets  Fund
Gartmore  Global  Small  Companies  Fund
Gartmore  OTC  Fund
Gartmore  International  Small  Cap  Growth  Fund
Gartmore  Asia  Pacific  Leaders  Fund
Gartmore  Global  Financial  Services  Fund
Gartmore  Global  Utilities  Fund
Gartmore Nationwide Leaders Fund (formerly Gartmore U.S. Leaders Fund) Nationwide Small Cap Index Fund
Nationwide  International  Index  Fund
Nationwide  Bond  Index  Fund
Nationwide  Mid  Cap  Market  Index  Fund
Nationwide  S&P  500  Index  Fund
Gartmore  Large  Cap  Value  Fund
     (formerly  Prestige  Large  Cap  Value  Fund  and
     Nationwide  Large  Cap  Value  Fund)
Nationwide  Large  Cap  Growth  Fund
     (formerly  Prestige  Large  Growth  Fund)
Nationwide  Small  Cap  Fund
     (formerly  Prestige  Small  Cap  Fund)
Gartmore  Investor  Destinations  Aggressive  Fund
     (formerly  Investor  Destinations  Aggressive  Fund  and
      Nationwide  Investor  Destinations  Aggressive  Fund)

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Gartmore  Investor  Destinations  Moderately  Aggressive  Fund
     (formerly  Investor  Destinations  Moderately  Aggressive  Fund  and
      Nationwide Investor Destinations Moderately Aggressive Fund) Gartmore Investor Destinations Moderate Fund
     (formerly  Investor  Destinations  Moderate  Fund  and
     Nationwide  Investor  Destinations  Moderate  Fund)
Gartmore  Investor  Destinations  Moderately  Conservative  Fund
     (formerly Investor Destinations Moderately Conservative Fund and Nationwide Investor Destinations Moderately Conservative Fund)
Gartmore  Investor  Destinations  Conservative  Fund
     (formerly  Investor  Destinations  Conservative  Fund  and
     Nationwide  Investor  Destinations  Conservative  Fund)
Gartmore  Micro  Cap  Equity  Fund
Gartmore  Mid  Cap  Growth  Fund
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                                       AGREED  TO  AND  ACCEPTED  BY:

                                       GARTMORE  MUTUAL  FUNDS


                                       By:  /s/  James  Bernstein
                                       Name:     James  Bernstein
                                       Title:     Assistant  Secretary


                                       GARTMORE  INVESTORS  SERVICES,  INC.


                                       By:  /s/  Gerald  J.  Holland
                                       Name:     Gerald  J.  Holland
                                       Title:     Treasurer



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